Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended March
	2012	2011	Change

Consolidated Earnings Per Share–
As Reported (See Notes)	$0.42	$0.50	$(0.08)

Significant Factors:
Traditional Operating Companies			(0.06)
Southern Power			(0.01)
Additional Shares			(0.01)
Total–As Reported			$(0.08)

Notes
- For the three months ended March 31, 2012 and 2011, dilution does not change basic earnings per share by more than 1 cent and is not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.